EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements of ENDRA Life Sciences Inc. on Form S-3 (File Nos. 333-235883, 333-233466, 333-229090, 333-226917, 333-226785 and 333-254711) of our report dated March 30, 2022, with respect to our audits of the consolidated financial statements of ENDRA Life Sciences Inc. & Subsidiaries as of December 31, 2021 and 2020, which is included in this Annual Report on Form 10-K of ENDRA Life Sciences Inc.

/s/ RBSM LLP

RBSM LLP

New York, NY

March 30, 2022